        As filed with the Securities and Exchange Commission on October 22, 1999
                                                       Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            ______________________

                              INKTOMI CORPORATION
            (Exact name of Registrant as specified in its charter)
                            ______________________

       Delaware                                                94-3238130
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                             4100 E. Third Avenue
                            Foster City, CA  94404
  (Address, Including zip code, of Registrant's principal executive offices)

                            ______________________

         WebSpective Software, Inc. (formerly Atreve Software, Inc.)
                            1997 Stock Option Plan
                           (Full title of the plan)
                            ______________________

                                TIMOTHY STEVENS
               Vice President of Corporate and Legal Affairs and
                                General Counsel
                             4100 E. Third Avenue
                            Foster City, CA  94404
                                (650) 653-2800
(Name, address, and telephone number, including area code, of agent for service)

                            ______________________
                                  Copies to:
                            DOUGLAS H. COLLOM, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (415) 493-9300
                            ______________________


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   Proposed Maximum      Proposed Maximum
      Title of Each Class of Securities         Amount to be       Offering  Price      Aggregate Offering         Amount of
               to be Registered                  Registered           Per Share               Price             Registration  Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 per share par value: To     37,321 shares      $25.30 (1)           $944,222(1)                  $263
 be issued under WebSpective Software, Inc.
 Stock Plan...............................
====================================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $25.30 per share covering authorized but unissued shares under the WebSpective Software, Inc. Stock Plan.
================================================================================

PART II:  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

     Inktomi Corporation hereby incorporates by reference in this registration statement the following documents:


     1. Inktomi's Annual Report on Form 10-K for the fiscal year ended September 30, 1998;

     2. Inktomi's Quarterly Report on Form 10-Q for the quarter ended June 30,1999;

     3. Inktomi's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     4. Inktomi's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

     5. Inktomi's Current Report on Form 8-K dated October 15, 1999 relating to the acquisition of WebSpective Software, Inc.;

     6. Inktomi's Current Report on Form 8-K dated May 13, 1999 relating to the acquisition of Impulse Buy Network, Inc.;

     7. Inktomi's Current Report on Form 8-K dated December 29, 1998 relating to Inktomi's stock split;

     8. Inktomi's Current Report on Form 8-K dated November 6, 1998 relating to Inktomi's acquisition of C2B Technologies, Inc.;

     9. Inktomi's Current Report on Form 8-K dated October 9, 1998, as amended November 2, 1998, relating to the acquisition of C2B Technologies, Inc.; and

     10. The description of Inktomi's common stock contained in its Registration Statement on Form 8-A as filed with the SEC on May 22, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

     The validity of the shares of common stock offered hereby has been passed upon for Inktomi by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this prospectus, attorneys who are members of or are employed by Wilson Sonsini Goodrich & Rosati and participating in matters on behalf of Inktomi relating to this Registration Statement, beneficially own an aggregate of 4,235 shares of Inktomi's Common Stock.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article X of Inktomi's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permitted under Delaware law.

     Article VI of Inktomi's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permitted under the General Corporation Law of Delaware.

     Inktomi has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in Inktomi's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Inktomi pursuant to the foregoing provisions, Inktomi has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     At present, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of Inktomi in which indemnification is being sought, nor is Inktomi aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee, or other agent of Inktomi.

Item 7.   Exemption From Registration Claimed
          -----------------------------------

          Not applicable.

Item 8.   Exhibits
          --------


       Exhibit
       Number                             Documents
       -------     ------------------------------------------------------------
         4.1       WebSpective Software, Inc. (formerly Atreve Software, Inc.)
                   1997 Stock Option Plan and form of agreement thereunder

         5.1 Opinion of counsel as to legality of securities being registered

        23.1       Consent of Counsel (contained in Exhibit 5.1)

        23.2       Consent of Independent Auditors

        24.1       Power of Attorney (see page II-5)


Item 9.   Undertakings
          ------------

      (a) Rule 415 offering

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     (b)  Filing incorporating subsequent Exchange Act documents by reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Request for acceleration of effective date or filing of registration statement on Form S-8

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 21/st/ day of October, 1999.

                                    INKTOMI CORPORATION

                                    By:  /s/ JERRY M. KENNELLY
                                         --------------------------------------
                                         Jerry M. Kennelly, Vice President of
                                         Finance and Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Peterschmidt and Jerry M. Kennelly, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                      Title                           Date
-----------------------------------------    ---------------------------------------     ----------------
/s/ DAVID C. PETERSCHMIDT                    President, Chief Executive Officer and      October 21, 1999
-----------------------------------------    Chairman (Principal Executive Officer)
David C. Peterschmidt

/s/ JERRY M. KENNELLY                        Vice President of Finance and Chief         October 21, 1999
-----------------------------------------    Financial Officer (Principal Financial
Jerry M. Kennelly                            and Accounting Officer)

/s/ ERIC A. BREWER                           Director                                    October 21, 1999
-----------------------------------------
Eric A. Brewer

/s/ FRANK GILL                               Director                                    October 21, 1999
-----------------------------------------
Frank Gill

/s/ FREDRIC W. HARMAN                        Director                                    October 21, 1999
-----------------------------------------
Fredric W. Harman

/s/ JOHN A. PORTER                           Director                                    October 21, 1999
-----------------------------------------
John A. Porter

/s/ ALAN F. SHUGART                          Director                                    October 21, 1999
-----------------------------------------
Alan F. Shugart

                              INKTOMI CORPORATION

                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

                               INDEX TO EXHIBITS


   Exhibit
   Number                                Documents
------------     ---------------------------------------------------------------

    4.1          WebSpective Software, Inc. (formerly Atreve Software, Inc.)
                 1997 Stock Option Plan and form of agreement thereunder

    5.1 Opinion of counsel as to legality of securities being registered

   23.1          Consent of Counsel (contained in Exhibit 5.1)

   23.2          Consent of Independent Auditors

   24.1          Power of Attorney (see page II-5)